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								     EXHIBIT 11



			ESTERLINE TECHNOLOGIES CORPORATION
		    Computation of Earnings Per Common Share
             For the Three Months Ended January 31, 1995 and 1994
                                   (Unaudited)
                   (In thousands, except per share amounts)


		                                            Three Months Ended
		                                               January 31,
                                                            ------------------
		                                             1995        1994
                                                          --------   ----------
Primary
- -------

Net earnings (loss)	                                  $  2,198   $	  (404)
                                                          ========   =========
Average number of common shares
  outstanding		                                     6,515	 6,513
Add - net shares assumed to be issued
  for stock options		                               322	  ---
                                                          --------   ---------
Total average primary common
  shares outstanding		                             6,837	 6,513
                                                          ========   =========

Primary net earnings (loss) per common share	          $   0.32   $	 (0.06)
                                                          ========   =========

Fully Diluted
- -------------

Net earnings (loss)	                                  $  2,198   $	  (404)
                                                          ========   =========
Average number of common shares
  outstanding 		                                     6,515       6,513
Add - net shares assumed to be issued
  for stock options		                               384	  ---
                                                          --------   ---------
Total average common shares on
  a fully diluted basis					     6,899	 6,513
                                                          ========   =========
Fully diluted net earnings (loss) per common share	  $   0.32   $	 (0.06)
                                                          ========   =========
Primary net earnings (loss) per common share	          $   0.32   $	 (0.06)
                                                          ========   =========
Dilutive effect per common share		              None	  None
                                                          ========   =========


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